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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                           ------------------------


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


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     Date of Report (Date of earliest event reported):  September 25, 1997


                        JEFFERSON SAVINGS BANCORP, INC.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                   DELAWARE
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                (State or other jurisdiction of incorporation)




           0-21466                                     43-1625841
   ------------------------                 ---------------------------------
   (Commission File Number)                 (IRS Employer Identification No.)




            14915 MANCHESTER ROAD, BALLWIN, MISSOURI       63011
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            (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code:  (314) 227-3000



                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEMS 1-4.

      Not applicable.

ITEM 5. OTHER EVENTS.

      On September 25, 1997, First Federal Savings Bank of North Texas,
Denton, Texas ("Bank"), a wholly owned subsidiary of Jefferson Savings
Bancorp, Inc. ("Registrant") entered into a Supervisory Agreement ("Agreement") with its regulator, the Office of Thrift Supervision ("OTS") in connection with an OTS examination of the Bank for the period ended December 31, 1996.
The Bank agreed with the OTS that it would take corrective actions with respect to certain matters primarily related to the Bank's lending and asset classification functions, including compliance with the Bank's lending limits, the review of the loan portfolio in accordance with the Bank's asset classification policy and the correction of technical exceptions found in the Bank's credit and collateral files. The Bank also agreed to curtail loans for acquisition, development and construction purposes without prior OTS approval and to restrict the amount of residential construction loans it may make to one borrower. During the course of the examination and in its formal examination response to the OTS, the Bank advised the OTS that it had already taken, or committed to take, substantially all of the actions required by the Agreement, including internally imposed restrictions on the Bank's lending activities that are more stringent than those called for by the Agreement.
The Bank and the Registrant believe the Bank is in compliance with the terms of the Agreement.

ITEMS 6-9.

      Not applicable.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: October 3, 1997.
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                                       JEFFERSON SAVINGS BANCORP, INC.




                                       By:  /s/ David V. McCay
                                            ------------------------------------
                                            David V. McCay
                                            Chairman of the Board, President and
                                            Chief Executive Officer


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